Exhibit 10.9.2
                                COMMERCIAL LEASE
                                    AGREEMENT
                                     BETWEEN

              REALMARK PROPERTY INVESTORS LTD. PARTNERSHIP V LESSOR

                                       AND

                         DIGITAL RECORDERS, INC. LESSEE

                                TABLE OF CONTENTS
Paragraph Number                          Description                       Page
1.                                  Premises                                   1
2.                                  Term                                       1
3.                                  Rent                                       1
4.                                  Signs                                      2
5.                                  Usage and Insurance                        2
6.                                  Services to the Premises                   2
7.                                  Utilities                                  2
8.                                  Relocation                                 3
9.                                  Repairs and Maintenance                    3
10.                                 Compliance with Laws, Rules and
                                    Regulations                                3
11.                                 Hazardous Substances - General             3
12.                                 Lessor Improvements                        4
13.                                 Alterations and Improvements               4
14.                                 Condemnation                               5
15.                                 Fire and Casualty                          5
16.                                 Insurance by Lessee                        5
17.                                 Waiver of Subrogation                      6
18.                                 Insurance by Lessor                        6
19.                                 Indemnification                            6
20.                                 Quiet Enjoyment                            6
21.                                 Lessor's Right of Entry                    6
22.                                 Assignment or Sublease                     6
23.                                 Landlord's Lien                            7
24.                                 Uniform Commercial Code                    7
25.                                 Default by Lessee                          7
26.                                 Remedies for Lessee's Default              7
27.                                 Waiver of Default or Remedy                7
28.                                 Lessor's Liability                         7
29.                                 Election of Arbitration                    7
30.                                 Acts of God                                8
31.                                 Attorney's Fees                            8
32.                                 Holding Over                               8
33.                                 Rights of First Mortgagee                  8
34.                                 Estoppel Certificates                      8
35.                                 Financial Information                      8
36.                                 Cost of Living Increase                    8
37.                                 Successors                                 8
38.                                 Rent Tax                                   9
39.                                 Definitions                                9
40.                                 Miscellaneous                              9
41.                                 Notice                                     9
42.                                 Entire Agreement and Limitation of
                                    Warranties                                 9
43.                                 Other Provisions                          10

                                   COMMERCIAL
                                 LEASE AGREEMENT

             THIS LEASE AGREEMENT is made and entered into as of the
                             24th day of April 1997
                                 by and between
                 REALMARK PROPERTY INVESTORS LTD. PARTNERSHIP V
                       hereinafter referred to as "Lessor"
                                       AND
                             DIGITAL RECORDERS, INC.
                      hereinafter referred to as "Lessee".
                                   WITNESSETH:


    1. PREMISES: In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described premises (the "Premises"), together with the appurtenances thereto:

                                6,665 Square Feet

                              of space situated at

               2300 Englert Drive, Durham, Durham County, North Carolina (sometimes referred to as the "building" or the "project").

    The location of the Premises within the building shall be as shown on EXHIBIT A attached hereto and made a part hereof by this reference.

    For purposes of prorating various expenses, the Premises represent 13.330 percent of the building or project.

    2. TERM: (a) Subject to and upon the conditions set forth below, the term of the Lease shall commence on July 1, 1997 (the "commencement date") and shall expire on September 1, 2002 (which date shall be on the last day of the calendar month), unless sooner terminated as hereinafter provided. Lessor shall use its reasonable efforts to establish the "completion date" as July 1, 1997.

    (b) If the Premises are not available for occupancy on the "commencement date" or "completion date," the Lease shall not be affected thereby and Lessee shall have no claim against Lessor as a result of the postponement of such date.

    3. RENT: (a) Lessee agrees to pay monthly as base rental during the term of this Lease the sum of See Rent Schedule - Exhibit C ($ ), which amount shall be payable to Lessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" during the demised term; provided, that if the "commencement date" should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. Lessee shall pay, as additional rental, all other sums due under this Lease. All rent and sums to be paid under this Lease are to be paid without demand, set-off, abatement or deduction, except as specifically provided in the Lease. If the Lease terminates on a day other than the last day of a calendar month, the rent for said month will be prorated.

                                                       1

    (b) Deleted.

    (c) If any increase in the fire or other insurance premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee's use and occupancy of the Premises, including without limitation Lessee's use, storage, production or handling of any Hazardous Material (as hereinafter defined in Paragraph 11), or if Lessee vacates the Premises and causes an increase in such premiums, the Lessee shall pay as additional rent, upon demand, the amount of such increase to Lessor.


    (d) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day following the date it was due, a late charge of two percent (2%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

    (e) Beginning with the Commencement Date, Lessee agrees to pay to Lessor, as additional rental each year, Lessee's proportionate share of any direct expenses (as defined below) incurred by or accrued as an expense of Lessor or its agents on account of the operation or maintenance of the building (and all appurtenances thereto) in which the Premises are situated and including a portion of any charges attributable to the Common Areas. ("Common Areas" shall mean all areas, improvements, space, equipment, signs and special services provided by Lessor for the common or joint use and benefit of the occupants of the building, their employees, agents, servants, customers, and other invitees, including, without limitation, parking areas, entranceways, exits, walkways, service roads, driveways, retaining walls, landscaped areas and truck serviceways.) Such additional rental shall be paid on the first day of each calendar month throughout the term, without deduction or set-off, in equal monthly installments of an amount based on Lessor's projections of direct expenses for the applicable calendar year, and all such monthly payments shall be credited to Lessee's rental account for such calendar year. Lessor shall, within nine months following the close of each calendar year during the term of the Lease, invoice Lessee for the additional rental. The invoice shall include in reasonable detail all computations of the additional rental. If this Lease shall terminate on a day other than the last day of a year, the amount of any additional rental payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to
    365. If such invoice shows an amount owing by Lessee that is less than the sum of the monthly payments made by Lessee in the previous calendar year, Lessor shall credit such excess to installments of rent (both base and additional) next due from Lessee until such has been exhausted, or if this Lease shall expire prior to the application of such excess, Lessor shall pay to Lessee the balance not theretofore applied against rent. If such invoice shows an amount owing by Lessee which is more than the sum of the monthly payments made by Lessee in the previous calendar year, Lessee shall pay such deficiency to Lessor within ten days after receipt of the invoice. Lessee shall have the right, at its own expense and at a reasonable time, to audit Lessor's books relevant to the additional rentals under this Paragraph 3. The provisions herein shall survive the expiration or sooner termination of the Lease.

    (f) The term "direct expenses" as used above includes all direct costs of operation and maintenance of the building and/or project of which the Premises are a part, including, but not limited to, utility and service charges attributable to Common Areas or paid by Lessor, the costs of building supplies, repairs, maintenance and service contracts for the building, Common Areas and all related mechanical equipment, property management charges, the costs of grounds maintenance, landscaping, parking maintenance and striping, all real property taxes and installments of special assessments, including special assessments due to deed restrictions and/or owner's associations which accrue against the building and/or project of which the Premises are a part during the term of this Lease, as well as all insurance premiums Lessor is required to pay or deems necessary to pay, including all risk property, general liability and sign insurance. The term "direct expenses" shall also include capital improvements (amortized on a basis reasonably determined by Lessor) that are required by governmental law, rule or regulation, which law, rule or regulation was not applicable to the building at the time it was originally constructed, or that result in cost savings in connection with the operation or maintenance of the building. The term "direct expenses" does not include any capital improvement to the building and/or project of which the Promises are a part, other than as specifically provided hereinabove, nor shall it include income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent, nor any depreciation allowance or expense.

    (g) Lessee shall pay all taxes or assessments of any nature imposed or assessed upon its trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Lessee as promptly as all such taxes or assessments may become due and payable without any delinquency.

    4. SIGNS: Any signs or advertising to be used in connection with the Premises shall be first submitted to Lessor for approval before installation of same, and all signs, advertising or markings on the Premises shall be permitted only in the area designated by Lessor.

    5. USAGE AND INSURANCE: Lessee warrants and represents to Lessor that the Premises shall be used and occupied only for the purpose of general office use and the assembly, storage and distribution of digital recording devices and related products including LED Flip-dot signs. Lessee shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance or , annoy or disturb any other lessee in its normal business operations or Lessor in its management shall not commit, or suffer to be committed, any waste on the Premises, nor shall Lessee permit the Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or otherwise or which would in any way increase or render void the fire or other insurance on the Premises or contents of the building.

    6. SERVICES TO THE PREMISES: Lessor shall, subject to interruptions which are normal

                                                         2

    and to the scheduling of repairs by providers of such services, cause to be furnished to the Premises in common with other lessees, the following connections: water and sewer connections, phone line connections providing access to the local public telephone company, and normal electrical connections and natural gas connections.

    7. UTILITIES: Lessee agrees that it will pay all charges for gas, electricity or other illumination used on the Premises, and will pay in addition directly to Lessor all water and sewage charges described hereafter. If the Premises are recognized as part of a building containing a number of tenants, the Lessee agrees to pay its proportionate share of the total water and sewage bill for the entire building based upon the ratio of the number of square feet demised herein to the total square footage contained in the entire building as set forth hereinabove under Paragraph 1. It is expressly agreed that all water and sewage charges are considered as rent as defined in this Lease. Should any of the above described charges herein provided for at any time remain due and unpaid for a period of five
    (5) days after the same shall have become due, Lessor may, at its option, consider Lessee a tenant at sufferance, and immediately re-enter upon the Premises, and the entire rental for the rental period shall at once be due and payable and may forthwith be collected by distress or otherwise. If the Premises consist of an entire building, Lessee shall pay the full cost of water and sewage charges applicable to said building directly to the utility providing the same. In the event Lessee's use of any utilities on a common meter are irregular or disproportionate, either Lessor or Lessee shall have the option as to future charges to have installed at its expense separate meters for the utilities in question.

    8. RELOCATION: In the event Lessor determines to utilize the Premises for other purposes during the term of this Lease, Lessee agrees to relocate to other space in the building and/or project designated by Lessor, provided such other space is of equal or larger size than the Premises and has at least the same number of windows. Lessor shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Lessee furnished and Lessor furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location set forth in Paragraph 1 of this Lease.

    9. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the term of this Lease. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or deduction of rent by reason of any repairs, alterations or additions made by Lessee under this Lease. Lessee will be required to maintain and repair all damage to each and every part of the Premises, including without limitation, the water apparatus, HVAC, electric lights or any other fixtures, appliances or appurtenances of the Premises such as walls, doors, corridors, windows and other structures and equipment within and serving the Premises, unless the same are necessitated by Lessor' s negligence. Lessee shall enter into and keep in force throughout the term of the Lease a maintenance/service contract with respect to the HVAC system and, at Lessor's request, shall submit proof to Lessor of such contract. Lessee agrees to keep the Premises trash-free and to pay the cost of trash and debris removal as related to Lessee's operation. Lessee agrees to use a trash removal service designated by Lessor and Lessee shall be billed directly for such service. Lessee shall remove all liens of record that may result from Lessee's performance of any repairs or maintenance required under this Paragraph 9 and shall make all such repairs and perform all such maintenance in a good and workmanlike manner. Lessee agrees that all such repair and maintenance work shall be in compliance with federal, state and local law, including, but not limited to, the Americans with Disabilities Act.

    (b) Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises caused by Lessee or Lessee's agents, employees, invitees, licensees or visitors; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, make the repairs or replacements and Lessee shall pay Lessor the cost thereof plus an overhead charge equal to ten percent (1 0%) of the cost of such repairs or replacements; and payment of such cost and overhead shall be made on demand.

    (c) Lessee shall not allow any damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Premises to Lessor in as good condition as existed at the commencement date or completion date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Lessee, and if Lessor undertakes to restore the Premises it shall have a right of reimbursement against Lessee.

    (d) All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address set forth below.

    10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee, at Lessee's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, and with any lawful direction of any public officer or officers, which shall impose any duty upon the Lessor or Lessee with respect to the use, occupation or alteration of the Premises, including without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land-use matters, and utility availability. Lessee, at Lessee's sole expense, shall also comply with any recorded covenants, conditions and restrictions, regardless of when they become effective, which shall impose such a duty upon Lessor or Lessee. Lessee shall use all reasonable efforts to fully comply with the Americans With Disabilities Act. Lessee will comply with the rules of the building adopted by Lessor which are set forth on a schedule attached to this Lease and with all recommendations or requirements of Lessor's insurance carrier relating to prevention of fires or other hazardous conditions. Lessor shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the Premises. All changes and amendments in the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

    1. HAZARDOUS SUBSTANCES - GENERAL: The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. The term "Hazardous Substances" as used in this Lease shall also mean any petroleum products or byproducts, including crude oil or any fraction thereof and any other liquid hydrocarbon, which are not specifically designated, defined, listed, or have no characteristics identified in, under or pursuant to any Environmental Law. Lessee hereby agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Promises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such Permitted Materials are properly stored ill a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any foes and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Premises, except for Permitted Materials provided such Permitted Materials arc properly handled in a manner meeting all Environmental Laws and approved in advance in writing by Lessor, and if so brought or found located thereon, the same shall be immediately removed by Lessee, with proper disposal, at Lessee's sole cost and expense, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are at any time being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within 24 hours, Lessor shall have the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. Lessor shall use its best efforts to minimize interference with Lessee's business while performing such work but shall not be liable for any interference caused thereby. If at any time during or after the term of this Lease the Premises are found to be so contaminated or subject to said conditions, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost.

    Upon the expiration or termination of this Lease, Lessee shall render the Promises in clean condition free and clear of any actual or threatened presence of, or contamination, pollution, damage or injury by, any Hazardous Substance. If any of the Permitted Activities involves storage, production or use of a Hazardous Substance or if Lessor has evidence that Lessee has stored, produced or used a Hazardous Substance on the Premises or has brought onto the Premises such a substance, then at the request of Lessor, Lessee shall provide to Lessor, at Lessee's sole cost and expense, a report (an "Environmental Report") conducted and prepared by a competent licensed environmental engineer or consultant acceptable to Lessor which affirms, based on reasonable rigorous and detailed testing, that no adverse, detrimental or harmful condition occurred or is present in, at, on, under, about or surrounding the Premises or otherwise in connection with Lessee's (or others at Lessee's sufferance or with Lessee's permission) operations thereon or use or occupancy thereof and that the Premises are free and clear of any actual or threatened contamination, pollution, damage, injury or harm by any Hazardous Substance and any threat or risk to human health, safety and welfare attributable to Lessee's (or others at Lessee's sufferance or with Lessee's permission) operations thereon or use or occupancy thereof. Such Environmental Report shall be provided to Lessor at least four (4) weeks prior to the expiration or sooner termination of this Lease, with the investigation upon which such Environmental Report is based occurring no earlier than eight (8) weeks prior to the expiration or sooner termination of this Lease.

    For the purposes of applying the covenants provided under this Paragraph 11, the Promises shall also mean, refer to and include the building, the project, the land on which the building or project is situated including all common areas (hereinafter, the

     "land"), and the soil, ground water, and surface water of the land. Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims, demands, actions, liabilities or losses (including, without limitation, those arising from any diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing or leasing of space, and sums paid in settlement of claims), costs, expenses (including, without limitation, attorneys' fees and environmental engineers' or consultants' fees), damages and obligations of any nature arising from or as a result of the use of the Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee under this Paragraph 11 shall survive the termination or expiration of this Lease.

    12. LESSOR IMPROVEMENTS: If construction to the Premises is to be performed by Lessor prior to Lessee's occupancy, Lessor will, at its expense, commence and/or complete the construction of the improvements constituting the Premises in accordance with the floor plan (attached EXHIBIT A), attached specifications, which plan, and specifications shall be approved and signed by the parties prior to May 15, 1997 and are made a part hereof by this reference. However, in no event shall Lessor be responsible for the cost of Lessor Improvements in excess of $20,000. In the event the cost of Lessor Improvements exceeds $20,000, Lessee shall pay to Lessor the overage prior to occupancy of the Leased Premises by Lessee. Conversely, if the full $20,000 allowance is not used prior to occupancy, the Lessee can use the balance during the term of the lease subject to Lessor's approval. Any changes or modifications to the approved plan and specifications shall be made and accepted by written change order signed by Lessor and Lessee and shall constitute an amendment to this Lease. Upon completion of the building and other improvements in accordance with the plans and specifications, Lessee agrees to execute and deliver to Lessor a letter accepting delivery of the Premises. All Lessor's work contemplated under this paragraph shall constitute improvements to the Premises which shall remain part of the Premises upon expiration of the term of this Lease. If no improvements are to be made or construction to be done to the Premises, Lessee hereby accepts the Premises in the condition they are in at the beginning of this Lease.

    Lessor hereby reserves the right at any time and from time to time to make alterations or additions to, and build additions on the building in which the Premises are contained and to build adjoining the same, and to install, maintain, use and repair and replace pipes, ducts, conduits and wires leading through the Premises in locations serving other parts of the building which will not materially interfere with Lessee's use of the Premises. Lessor also reserves the right to construct other buildings or improvements from time to time and to make alterations thereof or additions thereto and to build additional stories on the building or on other buildings and to build adjoining same and to construct such parking facilities as may be necessary or desirable.

                                                       4

    13. ALTERATIONS AND IMPROVEMENTS: Lessee at its own cost and expense shall fully equip the Premises with all lighting fixtures, furniture, operating equipment, and any other equipment necessary for the proper operation of Lessee's business. All fixtures installed by Lessee shall be new or completely reconditioned. Lessee shall not do any alterations or construction work or install any equipment without first obtaining Lessor's written approval and consent, such consent not to be unreasonably withheld. Lessee shall present to Lessor plans and specifications for such work at the time approval is sought. Lessor reserves the right before approving such work to require Lessee to furnish Lessor with evidence satisfactory to Lessor of financial arrangements made by Lessee to promptly pay for any work Lessee causes to be done in or on the Premises. Lessor's approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Lessor for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities. Lessee shall remove all liens of record that may result from the performance of any alterations or additions. Lessee agrees that all alterations, physical additions or improvements to the Premises made by Lessee shall be completed in a good and workmanlike manner and shall be in compliance with the Americans with Disabilities Act (the "ADA") and, upon the request of Lessor, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that such work was performed in compliance with the ADA.

    Any alterations, physical additions or improvements to the Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease, except that the foregoing shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time the Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. If Lessee does not remove moveable equipment or furniture or other personal property not owned by Lessor from the Premises after Lessor's written request at the end of the term of the Lease, such property will be deemed abandoned by Lessee and Lessor may dispose of such property as Lessor sees fit and, if Lessor disposes of such property, Lessor shall recover its costs incurred for the removal and disposal thereof. The provisions of this Paragraph 1 3 shall survive the expiration or sooner termination of this Lease.

    14. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Premises or the building (other than the Premises) is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award. In no event shall Lessor be liable to Lessee for any business interruption or diminution in the use or the value of any unexpired term of this Lease.


    (b) If possession of a portion of the Premises is taken or condemned by public authority for public use so as not to make the remaining portion of the Premises unusable for the purposes leased, this Lease will not be terminated but shall continue. In such case, the rent shall be equitably and fairly reduced or abated for the remainder of the term in proportion to the amount of the Premises taken. Lessee shall have no claim to the condemnation award. In no event shall Lessor be liable to Lessee for any business interruption or diminution in the use or the value of any unexpired term of this Lease.

    15. FIRE AND CASUALTY: (a) If the Premises or a portion of the building other than the Premises should be totally destroyed by fire or other casualty, or if the Premises or a portion of the building other than the Premises should be so damaged so that rebuilding cannot reasonably be completed within one hundred and twenty (1 20) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

    (b) If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty (120) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements (other than improvements which Lessor is not obligated to insure pursuant to Paragraph 18) to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of written notification by Lessee to Lessor of the destruction plus the number of days by which such repairs or rebuilding are delayed by reason of acts of God or force majeure, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

    16. INSURANCE BY LESSEE: Lessee shall, during the term of the Lease, procure at its expense and keep in force the following insurance:

    (a) Commercial general liability insurance naming the Lessor as an additional insured against any and all claims for bodily injury and property damage, occurring in or about the Premises, arising out of Lessee's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If the Lessee has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Lessor and Lessor's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Lessee under this Lease.

    (b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for

                                                       5

         flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

    (c) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $1 00,000 per employee and $ 500,000 per occurrence.

    (d) Such other insurance as Lessor deems necessary and prudent or required by Lessor's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

    The policies required to be maintained by Lessee shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Lessor prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Lessee shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Lessor as required by this Lease. Each policy of insurance shall provide notification to Lessor at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

    17. WAIVER OF SUBROGATION: Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party's property, to the extent that such loss or damage is insured by an insurance policy issued by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

    18. INSURANCE BY LESSEE: Lessor shall, during the term of this Lease, procure and keep in force the following insurance, the cost of which shall be deemed as Additional Rent payable by Lessee pursuant to Paragraph 3 hereinabove:

    (a) Property insurance insuring the building and improvements and rental value insurance for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Lessee's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

    (b) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the building or the land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

    (c) Such other insurance as Lessor deems necessary and prudent or required by Lessor's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

    19. INDEMNIFICATION: The Lessee will indemnify and hold harmless the Lessor from and against any and all claims arising from or caused by (i) Lessee's occupancy of the Premises (including, but not limited to, statutory liability and liability under workers' compensation laws), (ii) any breach or default in the performance of any obligation on the Lessee's part to be performed under the terms of this Lease, (iii) the buildings and improvements located on the Premises becoming out of repair, or the leakage of gas, oil, water or steam, or the occurrence of electricity emanating from the Premises, or any cause whatsoever and (iv) any act or negligence of the Lessee, or any officer, agent, employee, guest, or invitee of the Lessee. The Lessee will indemnify and hold harmless the Lessor from and against any and all costs, attorneys' fees, expenses and liabilities incurred with respect to any such claim or any case, action or proceeding brought against the Lessor by reason of any such claim. The Lessee upon notice from the Lessor will defend the same at the Lessee's expense by counsel approved in writing by the Lessor.

    The Lessee, as a material part of the consideration to the Lessor, assumes all risk of damage to property or injury to persons, in, upon or about the Premises (except that the Lessee does not assume any risk of damage to the Lessee resulting from the willful misconduct of the Lessor or its authorized representatives) from any cause whatsoever except that which is caused by the failure of the Lessor to observe any of the terms and conditions of the Lease if such failure has persisted for an unreasonable period of time after written notice of such failure.

    The Lessor is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other lessees in the building. The Lessee waives all of its claims in respect thereof against the Lessor.

    20. QUIET ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full term of this Lease as well as any extension or renewal thereof, subject to the provisions of this Lease. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Premises.

    21. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right, at all reasonable hours, to enter the Premises for the following reasons: cleaning or making repairs; making alterations or additions as Lessor may deem necessary or desirable; determining Lessee's use of the Premises, determining if an act of default under this Lease has occurred, or for the purpose of showing the Premises to prospective purchasers, mortgagees and tenants. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease or to the rules and regulations of the building.


                                                       6

    22. Lessee shall not assign this lease nor sublet all or any part of the premise without the written consent of the Lessor, which approval shall not be unreasonably withheld.


    23. LANDLORD'S LIEN: As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the Premises. If Lessee abandons or vacates any substantial portion of the Premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the Premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may, on behalf of Lessee, sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, delivering to the highest bidder all of Lessee's title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease; any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

    24. UNIFORM COMMERCIAL CODE: This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are situated and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property now or hereafter located upon the Premises which are granted a secured party, as that term is defined under the Uniform Commercial Code, to secure the payment to Lessor of the various amounts provided in this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement.

    25. DEFAULT BY LESSEE: The following shall be deemed to be events of default by Lessee under this Lease:

    (a) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;
    (b)  Lessee shall abandon any substantial portion of the Premises;
    (c) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within five (5) days after written notice to Lessee;
    (d) Lessee shall file a petition or be adjudged bankrupt or insolvent under federal bankruptcy law or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or
    (e) Lessee shall do or permit to be done any act which results in a lien being filed against the Premises or the building and/or project of which the Premises are a part.

    26. REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

    (a) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to surrender the Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel, or remove Lessee and any other person who may be occupying all or any part of the Premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the Premises on satisfactory terms or otherwise.

    (b) Enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the Premises.

    (c) Enter upon the Premises, by picking or changing locks if necessary, without being liable for prosecution of any claim



                                                       7

    for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages caused by the negligence of Lessor or otherwise resulting to Lessee from effecting compliance with Lessee's obligations under this subparagraph.

    27. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Paragraph 26 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

    28. LESSOR'S LIABILITY: In the event of any liability of Lessor, Lessee agrees to look solely to Lessor's interest in the building or the project, the lease of the building or of the project, and the Premises for the satisfaction of any right or remedy of Lessee including the collection of a judgment (or other judicial process) requiring the payment of money by Lessor, and no other property or assets of Lessor shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to the Lease, the relationship of Lessor and Lessee hereunder, or Lessee's use and occupancy of the demised premises, or any other liability of Lessor to Lessee.

    29. ELECTION OF ARBITRATION: Lessor and Lessee shall have the right to elect that any controversy or claim arising out of or relating to this Lease, or the breach thereof, be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered in such an arbitration may be entered in any court having jurisdiction thereof.

    30. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

    31. ATTORNEY'S FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease or the collection of any rent due or to become due or recovery of the possession of the Premises, then in any of such events, Lessee agrees to pay Lessor reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. In no event shall the attorney's fees be less than fifteen percent of the outstanding balance owed by Lessee to Lessor. Attorney fees will be paid the Lessor only if the Lessee is deemed to be at fault in arbitration or by a court of law.

    32. HOLDING OVER: In the event of holding over by Less after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one and one-half the rent which would have been payable by Lessee had the hold over period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the Premises to Lessor upon Lessee's receipt of notice from Lessor to vacate.

    The rental payable during the hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

    33. RIGHTS OF FIRST MORTGAGEE: This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the building and to all mortgages and deeds of trust which may now or hereafter affect such leases or the building, and to all renewals, refinancings, modifications, replacements and extensions thereof (each, a 'superior instrument'), and to any lien created thereby. Lessee shall promptly execute and deliver any certificate that the holder of a superior instrument (the 'Holder') may reasonably request to confirm the subordination and Lessor is hereby irrevocably designated as attorney-in-fact for Lessee to deliver any such certificate to the Holder in the name, place and stead of Lessee. In the event the Holder succeeds to the interest of Lessor under this Lease, it shall not (i) have any liability for refusal or failure to perform or complete any work required to be done by Lessor under this Lease or any work letter attached hereto, to prepare the Premises for Lessee's occupancy, or otherwise to prepare the Premises for occupancy in accordance with the provisions of this Lease, or have any liability under any guaranty of indemnification with respect to such work,
    (ii) be liable for any act, omission or default of any prior Lessor under this Lease, (iii) be subject to any offsets, claims or defenses which shall have theretofore accrued to Lessee against any prior Lessor, (iv) be bound by any rent or additional rent which the Lessee might have paid to any prior Lessor for more than one month in advance, (v) be bound by any modification, amendment, abridgment, cancellation or surrender of this Lease to which the Holder shall not have consented in writing. In the case of any foreclosure or conveyance by deed in lieu of foreclosure under any superior instrument, the rights and remedies of Lessee in respect of any obligations of any successor Lessor under this Lease shall be nonrecourse as to any assets of such successor Lessor other than its equity in the building. In the event the Holder shall succeed to the interest of Lessor under this Lease, whether through possessory or foreclosure action or deed in lieu of foreclosure, this Lease shall, at the option of the Holder, not be terminated or affected by such foreclosure or any of such proceedings and Lessee shall attorn to and recognize the Holder as its Lessor upon the terms, covenants, conditions and agreements contained in this Lease to the same extent and in the same manner as if this Lease was a direct lease between the Holder and Lessee, except as otherwise provided above.

    34. ESTOPPEL CERTIFICATES: Lessee agrees to furnish promptly, from time to time, upon request of Lessor or any mortgagee, an estoppel certificate to Lessor, any person designated by Lessor or any mortgagee, in the form attached hereto as Exhibit B.


    35. FINANCIAL INFORMATION: Lessee agrees to submit to Lessor, within 90 days from Lessee's fiscal year end, audited annual financial statements for the previous fiscal year. If Lessee does not have annual financial statements which are audited, Lessee agrees to submit to Lessor unaudited annual financial statements within the same time frame.
                                                       8

    36.   Deleted.

    37. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs ' personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Premises.

    38. RENT TAX: If applicable in the jurisdiction where the Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

    39. DEFINITIONS: The following definitions apply to the terms set forth below as used in this Lease:

    (a) "Abandon" means the vacating of all or a substantial portion of the Premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

    (b) An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

    (c) The "commencement date" shall be the date set forth in Paragraph 2. The "commencement date" shall constitute the commencement of this Lease for all purposes, whether or not Lessee has taken possession.

    (d) The "completion date" shall be the date on which the improvements erected and to be erected upon the Premises shall have been substantially completed in accordance with the plans and specifications described in Paragraph 12. Lessor shall use its reasonable efforts to establish the "completion date" as the date set forth in Paragraph 2. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary, and shall notify Lessee in writing as soon as it deems such corrective action has been completed so that the improvements are completed and ready for occupancy. Taking of possession by Lessee shall be doomed to establish conclusively that the improvements have been completed and that the Premises are in good and satisfactory condition, as of the date possession was so taken by Lessee, except for latent defects, if any.

    (e) "Real Property tax" means all school, city, state and county taxes and assessments including special district taxes or assessments.

    (f) "Square feet" or "square foot" as used in this Lease includes the area contained within the space occupied by Lessee.

    (g) "Lessor" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the building or the land on which the building is situated (the "land") (or the owner of a lease of the building or of the land and the building), so that in the event of any transfer of title to said land and building or said lease, or in the event of a lease of the building, or of the land and building, upon notification to Lessee of such transfer or lease the said transferee Lessor shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Lessor hereunder.


                                                       9

  40. MISCELLANEOUS: The captions appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.

   41. NOTICE: (a) All rent and other payments required to be made by Lessee shall be payable to Lessor at the address setforth below.

  (b) All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

  (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United

States Mail, or hand delivered, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:




              LESSOR:                                LESSEE:

   Realmark Property Investors Ltd. V      Digital Recorders, Inc.
   c/o Property Resources                  P.O. Box 14068
   P.O. Box 19206                          Research Triangle Park, NC 27709-4068
   Raleigh, NC 27619





  42. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LESSOR AND LESSEE. THE FOLLOWING DOCUMENTS ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCES:



  43. OTHER PROVISIONS:




Signed at Suite 1000, 4900 Prospectus Dr, RTP, this      day of April 24, 1997


                                                      10

         LESSOR:                                             LESSEE:

REALMARK PROPERTY INVESTORS LTD.
PARTNERSHIP V                                      DIGITAL RECORDERS, INC.



By: /s/ David M. Shipston                     By:  /s/  J. Phillips L. Johnston

David M. Shipston, Vice-President             J. Phillips L. Johnston, President
                                                 & Chief Executive Officer

(Corporate Seal)                                       (Corporate Seal)


Attest:                                                         Attest:

By: ____________________________              By:  /s/ Jonathan E. Kennedy

      _________________________ Secretary        Jonathan E. Kennedy, Secretary

                                    Exhibit B

                          Form of Estoppel Certificate



The undersigned ________________________________________________________________
("Lessee"), in consideration of One Dollar (S 1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to ____________________________________________________________
("Lessor"), (the holder or prospective holder of any mortgage or deed of trust covering the property] (the "Mortgagee") and (the vendee under any contract of sale with respect to the Property] (the "Purchaser") as follows:

       1. Lessee executed and exchanged with Lessor a certain lease (the "Lease"), dated _____________, 19__, covering the floor shown attached on the plan annexed hereto as Exhibit A (the "leased premises") in the building located in the _______________________ known as and by the street number
_____________________________(the "Property"), for a term to commence (or which commenced) on _______________________ 19__, and to expire on
__________________________.

        2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

        3. Lessee has accepted and is now in possession of the leased premises and is paying the full rental under the Lease.

        4. The base rental payable under the Lease is $_______________ per month. The base rental and all additional rent and other charges required to be paid under the Lease have been paid for the period up to and including
_______________.

        5.        No rent  under the Lease has been paid for more than  thirty
(30) days in advance of its due date.

        6. All work required under the Lease to be performed by Lessor has been completed to the full satisfaction of Lessee.

        7. There are no defaults existing under the Lease on the part of either Lessor or Lessee.

        8. There is no existing basis for Lessee to cancel or terminate the Lease.

       9. As of the date hereof, there exists no valid defense, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

        10. Lessee affirms that any disputes with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the holder of all mortgages or deeds of trust of the fee or leasehold of the building and shall be subject to all the terms, conditions and provisions thereof. Any such claims are not offsets to or defense against enforcement of the Lease.

        11. Lessee affirms that any dispute with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the Purchaser pursuant to any contract of sale. Any such claims are not offsets to or defense against enforcement of the Lease.

        12. Lessee affirms that any claims pertaining to matters in existence at the time Lessee took possession and which are known to or which were then readily ascertainable by Lessee shall be enforced solely by money judgment and/or specific performance against Lessor named in the Lease and may not be enforced as an offset to or defense against enforcement of the Lease.

        13. There are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy laws of the United States or any state thereof.

        14. There has been no material adverse change in Lessee's financial condition between the date hereof and the date of the execution and delivery of the Lease.

        15. Lessee acknowledges that Lessor has informed Lessee that an assignment of Lessor's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the @e may continue as heretofore.

        16. Lessee acknowledges that Lessor has informed Lessee that Lessor has entered into a contract to sell the Property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.

        17. This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property and/or to disburse additional funds to Lessor under the terms of its agreement with Lessor, knowing that said Purchaser and Mortgagee rely upon the truth of this certification in making and/or maintaining such purchase or mortgage or disbursing such funds, as applicable.

                                                      -1-


        18. Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.



By:____________________________________
                     LESSEE


   ____________________________________
                      DATE

                                    EXHIBIT C

                                  RENT SCHEDULE


Base monthly rental shall be paid in accordance with paragraph 3 of this Lease and upon the following schedule:

                                                                     Base
Period                                     Rate/SF/Year         Monthly Rental

Months 1 and 2:                                                   Rent Abated

Months 3 through 26:                        $8.90                 $4,943.21

Months 27 through 38:                       $9.17                 $5,093.17

Months 39 through 50:                       $9.44                 $5,243.13

Months 51 through 62:                       $9.73                 $5,404.20

                              RULES AND REGULATIONS



1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge.

2. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for Lessee, to Lessor for Lessor's approval and supervision before performance of any contractual service. 'This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature-affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of (he premises or project. Lessor may charge a supervisory fee equal to ten percent (10%) of the cost of all such services.

3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of the building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive, or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person, not contract with or render free or paid services to any Lessee or Lessee's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature will be placed, emptied or thrown into these areas or such area be used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing or injury of any part of the building shall be home by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises, or any unreasonable use.

11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12. Lessee shall notify the Building Manager when safes or other heavy equipment are to he taken into or out of the Building. Moving of such items shall be done under the supervision of the Building Manager, after receiving written permission from him.

      Lessor agrees that there will be no charge for such supervision if such moving occurs during normal working hours.

13. Lessor shall have the power to prescribe the weight and position of safes or other heavy equipment, which may overstress the floor. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of Lessee.

14. No additional locks shall be placed upon any doors without the prior written consent of Lessor. All necessary keys shall be furnished by Lessor, and the same shall be surrendered upon termination of this Lease, and Lessee shall then give Lessor or his agent an explanation of the combination of all locks on the doors or vaults.

15.   Corridor doors, when not in use, shall be kept closed.

16. Lessee shall comply with parking rules and regulations as may be posted and distributed from time to time.

17. Vending machines or dispensing machines of any kind will not be placed in the leased premises by Lessee unless prior written approval has been obtained from Lessor.

18. Prior written approval, which shall be at Lessor's sole discretion, must be obtained for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Lessor will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Lessee, at Lessee's expense.

19. Lessee shall be required to furnish and install a chair mat for each desk chair in the leased premises.

20. The building shall be closed for the following legal holidays: New Year's Day, the Fourth of July,Labor Day, Thanksgiving Day and Christmas Day.

                                                      -1-

TOWER SECTION (IF APPLICABLE)

 21. Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials, which require use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and r by prearrangement before performance. Such prearrangement will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. @e assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

22. Lessor will provide and maintain an alphabetical directory board in the ground floor lobby of the building and allot one name strip for Lessee.

23. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort of duration in connection with the elevator service.


  It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees. Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. r reserves the right to make such other and further reasonable rules and regulations as in Its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises, and for the preservation of good order therein.

                                                      -2-

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